UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) January 1, 2005
                                                         ---------------

                               INFOCROSSING, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                  DELAWARE                0-20824          13-3252333
      -------------------------------   -----------   ------------------
      (State or other Jurisdiction of   Commission      (IRS Employer
       Incorporation or Organization)   File Number   Identification No.)



             2 Christie Heights Street Leonia, New Jersey     07605
             ------------------------------------------------------
             (Address of Principal Executive Offices)    (Zip Code)

       Registrant's telephone number, including area code: (201) 840-4700
                                                           --------------
                                      N/A
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     | | Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     | | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     | | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     | | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SAFE HARBOR FOR FORWARD-LOOKING AND CAUTIONARY STATEMENTS

     This report may contain forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; technological changes; retention of customers; the Company's dependence upon third-party suppliers; retention of customers; intellectual property rights; difficulties with the integration of Infocrossing West, Inc. f/k/a ITO Acquisition Corporation d/b/a Systems Management Specialists and Infocrossing Healthcare Services, Inc. and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.


ITEM 1.01     ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

     Effective January 1, 2005, the Company entered into employment agreements with Zach Lonstein, Chairman and Chief Executive Officer; and Robert
B. Wallach, Vice Chairman, President and Chief Operating Officer, replacing prior agreements originally signed as of November 1, 1999. The employment agreements each provide for, among other items: an initial annual base salary of $455,815; increases at the greater of the Cost of Living Index (All Urban Consumers, NY, All Items, 1982=100) or as determined by the Compensation Committee of the Board of Directors; bonuses at the discretion of, and related to the satisfaction of goals to be determined by, the Board of Directors or the Compensation Committee; Company-paid medical, life and other group benefits; and the use of a current model auto and membership in a health club of the executive's choosing.

     Mr. Lonstein's employment agreement provides for full-time employment for five years, three years part-time employment at 75% of the base salary then in effect, and two years of reduced part-time employment at 50% of the base salary then in effect. Mr. Wallach's employment agreement provides for full-time employment for two years, three years part-time employment at 75% of the base salary then in effect, and two years of reduced part-time employment at 50% of the base salary then in effect. During part-time periods, if they elect to remain on the Board of Directors, Mr. Lonstein will remain as Chairman and Mr. Wallach will remain as Vice-Chairman.

     The employment agreements provide for lifetime pension benefits of $180,000 annually for Mr. Lonstein and $120,000 annually for Mr. Wallach, which will be paid beginning with the commencement of each executive's reduced part-time employment period. The Company will also continue to provide medical, life and disability benefits for life to the executives and their spouses. The Company will pay for a $2 million life insurance policy for Mr. Lonstein, and a $500,000 policy for Mr. Wallach. Each executive shall designate their beneficiaries.

     The Company may elect to defer compensation in excess of amounts deductible for Federal income tax purposes (currently $1,000,000), to the earlier of (1) a tax year where the compensation will be deductible, (b) the first anniversary of the termination of employment of the executive, or (c) the date on which the executive must pay Federal income tax on the amount.

     Mr. Lonstein's employment agreement provides that no stock option awards will be granted through December 31, 2006, except in the sole discretion of the Board of Directors, or a duly authorized committee of the Board. Mr. Wallach's agreement provides that no stock option awards will be granted through December 31, 2006. Previously, in August 2004, Messrs. Lonstein and Wallach had been granted fully vested, nonqualifed options to acquire 500,000 and 350,000 shares of the Company's common stock at a price equal to the market price as of the date of grant. The options had been granted pursuant to the Company's 2002 Stock Option and Stock Appreciation Rights Plan, as amended.








ITEM 9.01(c)

EXHIBITS.

       10.1 Employment agreement between the Company and Zach Lonstein, dated as of January 1, 2005.

       10.2 Employment agreement between the Company and Robert Wallach, dated as of January 1, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           INFOCROSSING, INC.


Date:  January 3, 2005                  By:   /s/ NICHOLAS J. LETIZIA
                                              ----------------------------------
                                              Nicholas J. Letizia
                                              SVP, General Counsel & Secretary